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                                  EXHIBIT 3.01

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                           STUART ENTERTAINMENT, INC.


       Stuart Entertainment, Inc., a Delaware corporation (the "Corporation"), does hereby certify that (i) the name of the Corporation is Stuart Entertainment, Inc., (ii) the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on October 31, 1986 under the name of BK Acquisition Company, Inc., and (iii) pursuant to and in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated, integrated and further amended to read in its entirety as follows:

       First: The name of the Corporation is STUART ENTERTAINMENT, INC.

       Second: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road in the City of Wilmington, County of New Castle 19805. The registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

       Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       Fourth: The total number of shares of stock which the Corporation is authorized to issue is 30,000,000 shares of common stock with a par value of one cent ($0.01) per share.

       Fifth: For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, it is further provided:

              (a) The management of the business and the conduct of the affairs of the Corporation shall be managed by a Board of Directors, which shall consist of not less than five nor more than twelve persons. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors; provided, however, that the number of directors constituting the whole Board of Directors shall be seven until otherwise fixed by the Board of Directors; and provided further that no decrease in the number of directors shall shorten the term of any incumbent director. As used herein, the term "whole Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies. Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
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              (b)    The Board of Directors, by a resolution adopted by a
       majority of the whole Board of Directors at any regular or special meeting, shall have the power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that any bylaw or amendment to the bylaws adopted by the Board of Directors may be repealed, and any bylaw repealed by the Board of Directors may be reinstated, by vote of the stockholders entitled at the time to vote in the election of directors, in which case the Board of Directors shall not thereafter take action with respect to the bylaws which is inconsistent with the action so taken by the stockholders; and provided further, that the Board of Directors shall not have power to amend or repeal any bylaw adopted by the stockholders which by its terms may be amended or repealed only by the stockholders.

              (c) The affirmative vote of the holders of record of outstanding shares representing at least two-thirds of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter or adopt any provision inconsistent with, or to repeal, any provisions of this Article Fifth including this subparagraph (c); provided, however, that this subparagraph (c) shall not apply to, and such two-thirds vote shall not be required for, any amendment, alteration, repeal or adoption of any inconsistent provision or provisions declared advisable by a resolution adopted by a majority of the whole Board of Directors.

       Sixth:

              (a) In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph (b) of this Article Sixth,

                            (i)   any merger or consolidation of the
                 Corporation; or

                           (ii) any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the property and assets of the Corporation; or

                          (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation,

         shall not be consummated unless such transaction shall have been approved by the affirmative vote of the holders of record of outstanding shares representing at least two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in this Amended and Restated Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.





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                 (b)      The provisions of paragraph (a) of this Article Sixth
         shall not be applicable to any particular transaction referred to therein, and such transaction shall require only such affirmative vote, if any, as is required by law, if the transaction shall have been approved by a resolution adopted by a majority of the whole Board of Directors.

                 (c) Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter or adopt any provision inconsistent with, or to repeal, any provisions of this Article Sixth; provided, however, that this paragraph (c) shall not apply to, and such two-thirds vote shall not be required for any amendment, alteration, repeal or adoption of any inconsistent provision or provisions, declared advisable by a resolution adopted by a majority of the whole Board of Directors.

         Seventh: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article Seventh shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or affect the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         Eighth: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify all directors and officers of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Ninth: From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article Ninth.





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         Tenth: The Corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the Colorado Limited Gaming Act (the "Act") and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the Corporation shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission (the "Commission"), or (b) the Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

         No voting securities or other voting interests issued by the Corporation and no interest, claims or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (a) the Corporation shall cease to be subject to the jurisdiction of the Commission, or (b) the Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

         If the Commission or any other similar gaming license regulatory authority at any time determines that a holder of voting securities or other voting interests of this Corporation is unsuitable to hold such securities or other voting interests, then the Corporation may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person's investment in the Corporation, or (ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission or other gaming license regulatory authority, as the case may
be) within sixty (60) days after the finding of unsuitability. Until such voting securities or other voting interests are owned by persons found by the Commission (or other gaming license regulatory authority, as the case may be) to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interest, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote, and
(c) the Corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

         For purposes of this Article Tenth, the term "current market price" means the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date of the finding of unsuitability or the closing price on the day immediately preceding the date of finding of unsuitability, whichever is higher. For the purposes of this definition, the closing price for each day shall be the last reported sale price, regular way, or in the case no such reported sale takes place on such date, the average of the last reported bid and asked prices, regular way, in either case on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such security is admitted to trading or





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listed, or if not listed or admitted to trading on any national securities exchange, the closing price of such security, or in case no reported sale takes place, the average of the closing bid and asked prices on NASDAQ or any comparable system, or if such security is not listed or quoted on NASDAQ or any comparable system, the closing sale price, or in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

         IN WITNESS WHEREOF, the undersigned have executed and acknowledged this Amended and Restated Certificate of Incorporation as of this 31st day of July 1996.



                                             STUART ENTERTAINMENT, INC.


                                             By /s/ TIMOTHY R. STUART
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                                                   Timothy R. Stuart, President

ATTEST:




/s/ MICHAEL A. SCHALK
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Michael A. Schalk, Secretary





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